Exhibit 5.10

52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | www.vorys.com Founded 1909

December 20, 2019

Local Entities defined below

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Ladies and Gentlemen:

We have acted as special counsel in the Commonwealth of Kentucky to StoneMor Kentucky LLC and StoneMor Kentucky Subsidiary LLC, each a Kentucky limited liability company (collectively, the “Local Entities” and each a “Local Entity”) and each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co.” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee.

As special Kentucky counsel to the Local Entities, we have only represented such parties in their capacity as Guarantors in the transactions contemplated above, and on certain other matters referred to us from time to time. We do not have knowledge of many of the transactions in which one or more of the Local Entities have engaged or of its or their day-to-day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters as to which we have been engaged as counsel to one or more of the Local Entities.

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Local Entities defined below

c/o StoneMor Partners L.P.

In rendering our opinions hereinafter set forth, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1. the Indenture,

2. the Notes;

3. the Master Secretary’s Certificate, dated the date hereof (the “Secretary’s Certificate”);

4. the Articles of Organization, as amended, and Operating Agreement of each of the Local Entities, as certified pursuant to the Secretary’s Certificate;

5. the Unanimous Written Consents dated June 26, 2019 and the date hereof, of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate;

6. the good standing certificates for the Local Entities from the Secretary of State of the Commonwealth of Kentucky in the forms and as of the dates as attached to the Secretary’s Certificate (the “Good Standing Certificates”); and

7. such other documents as we considered appropriate as a basis for the opinions set forth below.

We also reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, and the correctness of all statements of fact contained in the documents examined. We have not performed any independent investigation other than the document examination described above. We have assumed, for purposes of the opinions expressed herein, that the individuals acting for, and signing on behalf of, the Local Entities have been duly appointed or elected to and hold, as of the date hereof, the offices attributed to each signatory, and that each of the signatories to the Unanimous Written Consent has been duly appointed as a Director, Trustee, Manager or Governor (each as referred to therein), as applicable, including the individuals named as Managers of the Local Entities.

Local Entities defined below

c/o StoneMor Partners L.P.

We have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have further assumed that all members or managers of the Local Entities that are entities have duly taken such internal actions (such as board, member, manager, or partner approval) as may be necessary to enable them to duly act, and that they have duly acted (and duly executed and delivered the Transaction Documents), in their capacities as members or managers of the Local Entities.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on the Secretary’s Certificate. With respect to our opinion in paragraph 1 below as to the valid existence and good standing of the Local Entities, we have relied exclusively on the Good Standing Certificates. We have also assumed that the information contained in the Secretary’s Certificate and in the Good Standing Certificates remains current and accurate as of the date hereof, notwithstanding being dated, “as of” or “through” an earlier date.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1. Each Local Entity is validly existing and in good standing under the laws of the Commonwealth of Kentucky.

2. As of the date of the Indenture, the Local Entities had all limited liability company power and capacity to execute and deliver the Indenture, and as of the date hereof the Local Entities have all limited liability company power and capacity to perform their respective obligations thereunder.

3. All necessary action has been taken on the part of the Local Entities to authorize the execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

4. The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the Commonwealth of Kentucky.

The opinions expressed herein are limited in all respects to the laws of the Commonwealth of Kentucky, but we are expressing no opinion as to the effect any securities laws or of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign, including, without limitation.

Local Entities defined below

c/o StoneMor Partners L.P.

The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

This opinion letter is rendered solely for the benefit of Local Entities in connection with the matters addressed hereby, and this opinion letter may not be relied upon in connection with any other matter or by any other person or entity without our express prior written consent. Notwithstanding the foregoing, we understand that Duane Morris LLP may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP